AMENDMENT TO CUSTODIAN CONTRACT


      This Amendment to the Custodian Contract is made as of August 6, 2003, by and between Artisan Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 7, 1995 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-4 ("Rule 17f-4") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act).

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby amend the Contract, pursuant to the terms thereof as follows:

      I.    Article 2.10 is hereby deleted and replaced with the text below:

      2.10  Deposit of Fund Assets in U.S. Securities System.
            -------------------------------------------------

      The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

      II. Article 11 is hereby amended by adding the following sentence at the end of that Article:

      The Custodian shall also provide the Fund, on behalf of each of the Portfolios, promptly upon request of the Fund, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

      III.  Article 14 is hereby deleted and replaced with the text below:

      14.   Effective Period, Termination and Amendment.
            --------------------------------------------

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage paid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the

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appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

      IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

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                                            STATE STREET BANK AND TRUST COMPANY
Witnessed:

                                            By: /s/ Joseph L. Hooley
By:  /s/ Jean S. Carr                           ------------------------
     ---------------------------                Joseph L. Hooley
     Jean S. Carr, Counsel                      Executive Vice President

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Witnessed:                                  ARTISAN FUNDS

By:   /s/ Sarah A. Johnson                  By:   /s/ Janet D. Olsen
      --------------------------                  -----------------------
Name:     Sarah A. Johnson                  Name:     Janet D. Olsen
      --------------------------                  -----------------------
Title:    Assistant Secretary               Title:    General Counsel
      --------------------------                  -----------------------

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